Exhibit 10.2

Execution Version

Guarantee Agreement

dated as of August 12, 2024,

made by

DOUBLEVERIFY HOLDINGS, INC.,

in favor of

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

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TABLE OF CONTENTS
(continued)

SCHEDULES

Schedule 1      Notice Addresses

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GUARANTEE AGREEMENT

This GUARANTEE AGREEMENT (this “Agreement”), dated as of August 12, 2024, is made by DOUBLEVERIFY HOLDINGS, INC., a Delaware corporation (as further defined in Section 1.1, the “Topco”), in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent.

INTRODUCTORY STATEMENTS

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement, dated as of the date hereof (as amended, restated, supplemented, waived or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under, such agreement or successor agreements, the “Credit Agreement”), by and among DOUBLEVERIFY MIDCO, INC., a Delaware corporation (“Holdings”), DOUBLEVERIFY INC., a Delaware corporation (the “Borrower”), the banks and other financial institutions or entities from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), and JPMorgan Chase Bank, N.A as Administrative Agent and L/C Issuer;

WHEREAS, Topco is the direct and/or indirect owner of the equity interests of Holdings, the Borrower and their respective subsidiaries, and will derive substantial direct and indirect benefit from the Lenders and the L/C Issuers extending credit to the Borrower and its subsidiaries under the Credit Agreement; and

WHEREAS, it is a condition precedent to the occurrence of the Closing Date that Topco shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Guaranteed Parties.

NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree as follows:

SECTION 1.      Defined Terms.

1.1           Definitions.

(a)           Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the respective meanings given to such terms in the Credit Agreement.

(b)           The following terms shall have the following meanings:

“Agreement”: as defined in the preamble hereto.

“Borrower”: as defined in the preamble hereto, and any successor in interest thereto.

“Collateral”: as defined in the Guarantee and Collateral Agreement.

“Commodity Exchange Act”:  the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation”: with respect to any Guarantor, any obligation to pay or perform under any Specified Swap Agreement, if and to the extent that all or a portion of the guarantee of such Guarantor of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such obligations under a Specified Swap Agreement (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of security interest becomes effective with respect to such obligations under a Specified Swap Agreement or such guarantee.  If any obligation to pay or perform under any Specified Swap Agreement arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such obligations under a Specified Swap Agreement that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

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“Guaranteed Obligations”: collectively, the “Obligations”, as such term is defined in the Credit Agreement; provided, however, that “Guaranteed Obligations” shall not include any Excluded Swap Obligation.

“Guaranteed Parties”: the collective reference to the Administrative Agent, the Lenders (including any L/C Issuer and the Swing Lender), any Bank Services Providers, any Qualified Counterparties and the respective successors and assigns and the permitted transferees and endorsees of each of the foregoing.

“Guarantor”: as defined in the Guarantee and Collateral Agreement.

“Holdings”: as defined in the preamble hereto, and any successor in interest thereto.

“Swap Obligations”: with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Topco”: as defined in the preamble hereto, and any successor in interest thereto.

1.2           Other Definitional Provisions. The rules of interpretation set forth in Article I of the Credit Agreement are by this reference incorporated herein, mutatis mutandis, as if set forth herein in full.

SECTION 2.      Guarantee.

2.1           Guarantee.

(a)           Topco hereby unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Guaranteed Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower and the other Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations. In furtherance of the foregoing, and without limiting the generality thereof, Topco agrees as follows:

(i)           Topco’s liability hereunder shall be the immediate, direct, and primary obligation of Topco and shall not be contingent upon the Administrative Agent’s or any Guaranteed Party’s exercise or enforcement of any remedy it or they may have against the Borrower, any Loan Party, any other Person, or all or any portion of the Collateral; and

(ii)           the Administrative Agent may enforce this guaranty notwithstanding the existence of any dispute between any of the Guaranteed Parties and the Borrower or any other Guarantor with respect to the existence of any Event of Default.

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(b)           Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of Topco hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by Topco under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)           Topco agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of Topco hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Guaranteed Party hereunder.

(d)           The guarantee contained in this Section 2 shall remain in full force and effect until the Discharge of Obligations, notwithstanding that from time to time during the term of the Credit Agreement the outstanding amount of the Guaranteed Obligations may be zero.

(e)           No payment made by the Borrower, Topco, any Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Guaranteed Party from the Borrower, Topco, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Topco hereunder which shall, notwithstanding any such payment (other than any payment made by Topco in respect of the Guaranteed Obligations or any payment received or collected from Topco in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of Topco hereunder until the Discharge of Obligations.

(f)           Any term or provision of this Agreement or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which Topco shall be liable hereunder shall not exceed the maximum amount for which Topco can be liable without rendering this Agreement or any other Loan Document, as it relates to Topco, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of Title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, "Fraudulent Transfer Laws"). Any analysis of the provisions of this Agreement for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.2, and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Agreement.

2.2           Right of Contribution. If in connection with any payment made by Topco hereunder any rights of contribution arise in favor of Topco against one or more Guarantors, such rights of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of Topco to the Administrative Agent and the other Guaranteed Parties, and Topco shall remain liable to the Administrative Agent and the other Guaranteed Parties for the full amount guaranteed by Topco hereunder.

2.3           No Subrogation. Notwithstanding any payment made by Topco hereunder or application of funds of Topco by the Administrative Agent or any other Guaranteed Party, Topco shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any other Guaranteed Party against the Borrower or any Guarantor or guarantee or right of offset held by the Administrative Agent or any other Guaranteed Party for the payment of the Guaranteed Obligations, nor shall Topco seek or be entitled to seek any contribution or reimbursement from the Borrower or any Guarantor in respect of payments made by Topco hereunder, in each case, until the Discharge of Obligations. If any amount shall be paid to Topco on account of such subrogation rights at any time prior to the Discharge of Obligations, such amount shall be held by Topco in trust for the Administrative Agent and the other Guaranteed Parties, shall be segregated from other funds of Topco, and shall, forthwith upon receipt by Topco, be turned over to the Administrative Agent in the exact form received by Topco (duly indorsed by Topco to the Administrative Agent, if required) to be applied in such order as set forth in Section 8.3 of the Credit Agreement, irrespective of the occurrence or the continuance of any Event of Default.

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2.4           Amendments, etc. with respect to the Guaranteed Obligations. Topco shall remain obligated hereunder notwithstanding that, without any reservation of rights against Topco and without notice to or further assent by Topco, any demand for payment of any of the Guaranteed Obligations made by the Administrative Agent or any other Guaranteed Party may be rescinded by the Administrative Agent or such Guaranteed Party and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Guaranteed Party, and the Credit Agreement, the other Loan Documents, the Specified Swap Agreements, the Letters of Credit, Bank Services Agreements, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all of the Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Guaranteed Party for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released, in each case in accordance with the terms of the Credit Agreement.

2.5           Guarantee Absolute and Unconditional; Guarantor Waivers; Guarantor Consents. Topco waives, to the extent permitted by law, any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any other Guaranteed Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and Topco on the one hand, and the Administrative Agent, Topco and the other Guaranteed Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Topco further waives, to the extent permitted by law:

(a)           diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any Guarantor with respect to the Guaranteed Obligations;

(b)           any right to require any Guaranteed Party to marshal assets in favor of the Borrower, Topco, any other Guarantor or any other Person, to proceed against the Borrower, Topco, any other Guarantor or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Guaranteed Obligations or to comply with any other provisions of Section 9-611 of the UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of any Guaranteed Party whatsoever;

(c)           the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

(d)           any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrower, Topco, any other Guarantor or any other Person;

(e)           any defense based upon the Administrative Agent’s or any Guaranteed Party’s errors or omissions in the administration of the Guaranteed Obligations;

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(f)           any rights to set-offs and counterclaims;

(g)           any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of Topco or the right of Topco to proceed against the Borrower or any other obligor of the Guaranteed Obligations for reimbursement; and

(h)           without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law that limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

Topco understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Guaranteed Obligations or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Guaranteed Party, (ii) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any other Guaranteed Party (other than the release of Topco in accordance with the terms of the Credit Agreement), (iii) any other circumstance whatsoever (with or without notice to or knowledge of Topco, the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Topco, the Borrower and any Guarantor for the Guaranteed Obligations, or of Topco under the guarantee contained in this Section 2, in bankruptcy or in any other instance (other than the release of Topco in accordance with the terms hereof or the relevant Guarantor in accordance with the terms of the Credit Agreement), (iv) any Insolvency Proceeding with respect to Topco, the Borrower, any Guarantor or any other Person, (v) any merger, acquisition, consolidation or change in structure of Topco, the Borrower, any Guarantor or any other Person, or any sale, lease, transfer or other disposition of any or all of the assets or Voting Stock of Topco, the Borrower, any Guarantor or any other Person, (vi) any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and rights under this Guaranty or the other Loan Documents, including any Guaranteed Party’s right to receive payment of the Guaranteed Obligations, or any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and to any of the Collateral, (vii) any Guaranteed Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to any of the Guaranteed Obligations, and (viii) any other guaranty, whether by Topco or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of Topco to any Guaranteed Party.

When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against Topco, the Administrative Agent or any other Guaranteed Party may, but shall be under no obligation to make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto. Any failure by the Administrative Agent or any other Guaranteed Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve Topco of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Guaranteed Party against Topco. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

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Topco further unconditionally consents and agrees that, without notice to or further assent from Topco: (a) the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or obligations of the Borrower or any other Persons under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise; (b) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise; (c) the time for the Borrower’s (or any other Loan Party’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Administrative Agent may deem proper; (d) in addition to the Collateral, the Guaranteed Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (e) any Guaranteed Party may discharge or release, in whole or in part, any other Guarantor or any other Loan Party or other Person liable for the payment and performance of all or any part of the Guaranteed Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral, nor shall any Guaranteed Party be liable to Topco for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person or to realize upon the Collateral, and (f) the Guaranteed Parties may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of the Borrower or any other Loan Party to any Guaranteed Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; in each case (a) through (f), as the Guaranteed Parties may deem advisable, and without impairing, abridging, releasing or affecting this Agreement.

2.6           Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Topco, the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Topco, the Borrower or any Guarantor or any substantial part of its respective property, or otherwise, all as though such payments had not been made.

2.7           Payments. Topco hereby guarantees that payments hereunder will be paid to the Administrative Agent without setoff or counterclaim in Dollars at the Funding Office.

SECTION 3.      Representations and Warranties

Topco hereby represents and warrants to the Administrative Agent and each other Guaranteed Party that, as of the date hereof:

3.1           Existence; Compliance with Law. Topco (a) is (i) duly organized and (ii) validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, except where failure to have such power and authority or legal right would not reasonably be expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where the failure to be so qualified or in good standing could reasonably be expected to have a Material Adverse Effect and (d) is in material compliance with all Requirements of Law except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

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3.2           Power, Authorization; Enforceable Obligations. Topco has the power and authority, and the legal right, to make, deliver and perform this Agreement. Topco has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement. No material Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly executed and delivered on behalf of Topco. This Agreement constitutes a legal, valid and binding obligation of Topco, enforceable against Topco in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.3           No Legal Bar. The execution, delivery and performance of this Agreement will not violate (a) any material Requirement of Law of Topco or (b) any material Contractual Obligation of Topco in any respect that would reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.

SECTION 4.      The Administrative Agent

Topco acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Guaranteed Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and Topco, the Administrative Agent shall be conclusively presumed to be acting as agent for the Guaranteed Parties with full and valid authority so to act or refrain from acting, and Topco shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 5.      Miscellaneous

5.1           Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement, as if references therein to (i) “Loan Documents” were deemed to include this Agreement and (ii) “Guarantors” were deemed to include Topco.

5.2           Notices. All notices, requests and demands to or upon the Administrative Agent or Topco hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon Topco shall be addressed to Topco at its notice address set forth on Schedule 1.

5.3           No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Guaranteed Party shall by any act (except by a written instrument pursuant to Section 4.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default, as applicable. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Guaranteed Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Guaranteed Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Guaranteed Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

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5.4           Enforcement Expenses; Indemnification.

(a)           Topco agrees to pay or reimburse the Administrative Agent and each other Guaranteed Party for all its costs and expenses incurred in collecting against Topco under the guaranty contained in Section 2 of this Agreement or otherwise enforcing or preserving any rights under this Agreement, including the reasonable fees and disbursements of counsel to the Administrative Agent and of counsel to each other Guaranteed Party, in each case, to the extent the Borrower would be required to do so in accordance with the terms of the Credit Agreement.

(b)           [Reserved].

(c)           Topco agrees to pay, and to save the Administrative Agent and each other Guaranteed Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to the Credit Agreement.

(d)           The agreements in this Section 4.4 shall survive repayment of the Guaranteed Obligations and any other amounts payable under the Credit Agreement and the other Loan Documents.

5.5           Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Topco and shall inure to the benefit of the Administrative Agent and each other Guaranteed Party and their respective successors and assigns; provided that other than in a transaction permitted by the Credit Agreement, Topco may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

5.6           [Reserved]

5.7           Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile and/or electronic mail), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

5.8           Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.9           Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

5.10           Integration. This Agreement and the other Loan Documents represent the agreement of Topco, the Borrower, the Guarantors, the Administrative Agent and the other Guaranteed Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Guaranteed Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

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5.11           GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

5.12           Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State and Federal courts in the Southern District of the State of New York and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such person at its address referred to in Section 5.2 or at such other address of which the other parties hereto shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.12 any special, exemplary, punitive or consequential damages.

5.13           Acknowledgements. Topco hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)           neither the Administrative Agent nor any other Guaranteed Party has any fiduciary relationship with or duty to Topco arising out of or in connection with this Agreement, and the relationship between Topco, on the one hand, and the Administrative Agent and the other Guaranteed Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among any of the Guaranteed Parties or among Topco and any of the Guaranteed Parties.

5.14         [Reserved].

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5.15         Releases. As and when provided in Section 9.10 of the Credit Agreement (as if references therein to “Guarantors” were deemed to include Topco), this Agreement shall terminate with respect to the Administrative Agent and the other Guaranteed Parties, and all obligations (other than those expressly stated to survive such termination) of Topco to the Administrative Agent or any other Guaranteed Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

5.16         WAIVER OF JURY TRIAL. TOPCO AND THE ADMINISTRATIVE AGENT EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

5.17         Keepwell. If Topco is a Qualified ECP Guarantor at the time of this Agreement, Topco hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any other Guarantor to honor all of its obligations under the Loan Documents in respect of such Guaranteed Obligations in respect of any Specified Swap Agreements (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under the its guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 4.17 shall remain in full force and effect until the Discharge of Obligations. Topco intends this Section to constitute, and this Section 5.17 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK - SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

TOPCO:

DOUBLEVERIFY HOLDINGS, INC.

By:	/s/ Nicola Allais
	Name:	Nicola Allais
	Title:	Chief Financial Officer

[Signature Page to DoubleVerify Guarantee Agreement]

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Christine Lathrop
	Name:	Christine Lathrop
	Title:	Executive Director

[Signature Page to DoubleVerify Guarantee Agreement]

Schedule 1

NOTICE ADDRESSES OF TOPCO

Guarantor	Notice Address
DoubleVerify Holdings, Inc.

DoubleVerify Inc.

462 Broadway

New York, NY 10013

Attention: Chief Financial Officer

Email: nicola.allais@doubleverify.com

With a copy to:

Debevoise & Plimpton LLP

66 Hudson Blvd East

New York, NY 10001

Attn: Scott B. Selinger

Email: sbselinger@debevoise.com

[Signature Page to DoubleVerify Guarantee Agreement]